EXHIBIT 99.1

Republic Announces Third Quarter Net Income of $4.2 Million with Diluted Earnings per Class A Common Stock of $0.21

October 19, 2007

Contact: Kevin Sipes
Executive Vice President & CFO

Louisville, KY — Republic Bancorp, Inc. (Republic or the Company) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank, posted net income of $4.2 million with diluted earnings per Class A Common Stock (“EPS”) of $0.21 for the third quarter of 2007. Net revenue, comprised of net interest income and non interest income, increased $1.8 million, or 7%, for the quarter as the Company continued to experience solid growth in its various product offerings. “As with previous quarters in 2007, the third quarter remained a period of transition for Republic, as significant investments in technology and personnel offset growth in revenue,” commented Steve Trager, President & CEO of Republic.

“In addition to our quarter over quarter increase in revenue, the third quarter was filled with many positives that we believe will benefit the Company’s shareholders in the long-term. Our traditional client base remained strong and continued to grow, as the Company increased its number of households served at quarter end to nearly 90,000. Our Florida operations showed significant loan activity during the quarter as a tightening credit market provided tremendous opportunities for banks with sound asset quality. The Company also announced a new relationship with Jackson Hewitt during the quarter, which should provide a significant, positive impact to earnings at Tax Refund Solutions (“TRS”) beginning in 2008. Additionally, the base of “independent” tax preparers that have agreed to make available TRS’s products in 2008 continues to grow substantially from those we worked with during the 2007 tax season. The future remains extremely promising for TRS, as many changes continue to occur in the industry,” further commented Steve Trager.

Overall asset quality remained good and continued to compare favorably to peer. An increase in non performing loans combined with a larger dollar amount of classified assets led to an increase in the Company’s provision for loan losses of $1.3 million for the third quarter of 2007 compared to the third quarter of 2006. The Company’s level of non-performing loans rose to slightly above one-half of one percent of outstanding loans finishing the quarter at 0.51%.

Growth in loan balances combined with a decrease in short-term interest rates provided a positive impact to net interest income during the third quarter of 2007. Total loans grew by $173 million from September 30, 2006 to September 30, 2007, while the Federal Open Market Committee (“FOMC”) of the Federal Reserve lowered the “Fed Funds Target Rate” by 50 basis points in late September 2007. Overall, net interest income increased $812,000, or 4%, for the third quarter of 2007 compared to the same period in 2006. “While we have experienced great success in growing our balance sheet during the past 12 months, we have continued to combat a very unfavorable interest rate environment in which short-term rates were higher than long-term rates during much of that time period. The recent decrease in short-term rates initiated by the Federal Reserve should benefit the Company’s net interest margin, however, the yield curve remains somewhat flat and our incremental funding costs remain higher than our current overall cost of funds. As such, the Company will continue to focus on sound asset growth to increase net interest income,” Steve Trager further noted.

Non interest income increased $1.0 million, or 16%, for the third quarter of 2007 compared to the same period in 2006. The primary driver for the increase in non interest income was a rise in service charges on deposits, which increased $579,000 for the quarter, as the Company’s transaction account base surpassed 95,000 accounts. The Company also experienced an increase in mortgage banking income as demand for 15- and 30-year fixed rates mortgages rose during the quarter.

Non interest expense increased $3.7 million, or 21%, for the third quarter of 2007 to $21.3 million. As with the previous quarters in 2007, the increase in non interest expense primarily resulted from an increase in personnel and occupancy costs related to growth in the Company’s infrastructure and sales staff. In particular, the Company has experienced significant increases in its overhead for TRS, as it prepares for the expected product growth in the 2008 tax season. Non interest expense for both the third quarter of 2007 and the third quarter of 2006 benefited from a decrease in incentive compensation accruals. For the third quarter of 2007, the Company recorded a credit to its incentive compensation accruals of $850,000 compared to a credit of $750,000 for the third quarter of 2006.

“As in the past, we remain firm in our commitment to invest for the future at Republic. As evidenced by the growth in our associate base, we have invested heavily in people to accommodate both current client activity and our significant future growth plans, as well. In addition, we continue to make significant investments in technology to enhance our overall efficiency and to provide greater security and redundancy for our multiple core systems. We believe all of these investments will greatly enhance the long-term franchise value of the Company,” Steve Trager commented.

“As we near 2008, our focus remains on increasing profitability by growing our core customer base while enhancing earnings in our non traditional business. Recent and future developments are expected to contribute toward execution of that plan. In building this strategy, I must remind our shareholders that 2007 will continue to be transitional in nature and that the positive results of some of our financial initiatives will not be immediate. We remain deeply committed to a strategy focused on delivering superior, responsive service to our customers and building long-term, sustainable earnings and value to our shareholders,” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 39 banking centers and is the parent company of: Republic Bank & Trust Company with 34 banking centers in ten Kentucky communities — Bowling Green, Covington, Elizabethtown, Fort Wright, Frankfort, Georgetown, Lexington, Louisville, Owensboro, and Shelbyville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has two banking centers in Port Richey and New Port Richey, Florida. Republic Bank & Trust Company operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.2 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2006 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release
(all amounts other than per share amounts and number of employees are expressed in thousands unless otherwise noted)

Balance Sheet Data

	Sept. 30, 2007	Dec. 31, 2006	Sept. 30, 2006
Assets:
Cash and cash equivalents	$73,674	$81,613	$66,145
Investment securities	600,263	561,772	510,974
Mortgage loans held for sale	4,430	5,724	1,530
Loans	2,394,584	2,298,888	2,221,509
Allowance for loan losses	(12,102)	(11,218)	(10,857)
Federal Home Loan Bank stock, at cost	23,955	23,111	22,666
Premises and equipment, net	38,587	36,560	31,981
Goodwill	10,025	10,016	—
Other assets and accrued interest receivable	37,501	40,321	32,796
Total assets	$3,170,917	$3,046,787	$2,876,744

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$289,699	$279,026	$282,134
Interest-bearing deposits	1,444,610	1,413,696	1,265,120
Total deposits	1,734,309	1,692,722	1,547,254

Securities sold under agreements to repurchase and other short-term borrowings	353,283	401,886	304,246
Federal Home Loan Bank advances	769,637	646,572	725,732
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	28,478	27,019	25,825
Total liabilities	2,926,947	2,809,439	2,644,297

Stockholders’ equity	243,970	237,348	232,477
Total liabilities and Stockholders’ equity	$3,170,917	$3,046,787	$2,876,774

Average Balance Sheet Data from Continuing Operations

	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
Assets:
Federal funds sold and other	$8,247	$15,474	$7,897	$14,054
Investment securities	628,712	492,363	597,383	500,375
Loans and fees	2,372,182	2,204,309	2,344,320	2,155,315
Total earning assets	3,009,141	2,712,146	2,949,600	2,669,744
Total assets	3,135,008	2,825,716	3,071,241	2,781,843

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$278,836	$275,426	$291,142	$288,232
Interest-bearing deposits	1,456,983	1,299,197	1,409,488	1,307,966
Securities sold under agreements to repurchase and other short-term borrowings	423,694	345,156	435,019	339,106
Federal Home Loan Bank advances	664,279	609,548	625,380	553,835
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,586,196	2,295,141	2,511,127	2,242,147
Stockholders’ equity	241,720	228,112	241,910	222,745

Republic Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release (continued)

Income Statement Data

	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
Total interest income(1)	$49,033	$43,778	$149,392	$129,926
Total interest expense	27,368	22,925	78,469	62,652
Net interest income	21,665	20,853	70,923	67,274

Provision for loan losses	1,376	110	5,203	2,013

Service charges on deposit accounts	4,870	4,291	13,680	12,043
Electronic refund check fees	77	3	4,189	3,954
Net RAL securitization income	11	113	3,713	2,531
Mortgage banking income	905	657	2,051	1,599
Debit card interchange fee income	1,105	935	3,216	2,674
Other	538	483	1,599	1,536
Total non interest income	7,506	6,482	28,448	24,337

Salaries and employee benefits	11,051	9,541	34,703	30,965
Occupancy and equipment, net	4,461	3,550	12,795	10,933
Communication and transportation	859	593	2,561	1,895
Marketing and development	815	543	2,482	1,728
Bankshares tax	629	546	1,922	1,648
Data processing	679	536	1,907	1,630
Debit card interchange expense	591	425	1,681	1,198
Supplies	391	289	1,299	947
Other	1,802	1,539	6,428	4,652
Total non interest expenses	21,278	17,562	65,778	55,596

Income from continuing operations before income tax expense	6,517	9,663	28,390	34,002
Income tax expense from continuing operations	2,285	3,309	9,883	11,822

Income from continuing operations before discontinued operations, net of income tax expense	4,232	6,354	18,507	22,180

Income from discontinued operations before income tax expense	—	522	—	345
Income tax expense from discontinued operations	—	182	—	120

Income from discontinued operations, net of income tax expense(2)	—	340	—	225

Net income	$4,232	$6,694	$18,507	$22,405

Republic Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release (continued)

	Third Quarter Ended Sept. 30		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
Per Share Data(3):
Basic average shares outstanding	20,336	20,510	20,516	20,487
Diluted average shares outstanding	20,617	21,060	20,936	21,045

End of period shares outstanding:
Class A Common Stock	17,930	18,171	17,930	18,171
Class B Common Stock	2,347	2,351	2,347	2,351

Book value per share	$12.03	$11.33	$12.03	$11.33

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.21	0.31	0.91	1.08
Basic earnings per Class B Common Stock	0.20	0.30	0.88	1.06
Diluted earnings per Class A Common Stock	0.21	0.30	0.88	1.05
Diluted earnings per Class B Common Stock	0.20	0.29	0.86	1.03

Earnings per share from discontinued operations(2):
Basic earnings per Class A Common Stock	0.00	0.02	0.00	0.02
Basic earnings per Class B Common Stock	0.00	0.02	0.00	0.01
Diluted earnings per Class A Common Stock	0.00	0.02	0.00	0.01
Diluted earnings per Class B Common Stock	0.00	0.02	0.00	0.02

Earnings per share:
Basic earnings per Class A Common Stock	0.21	0.33	0.91	1.10
Basic earnings per Class B Common Stock	0.20	0.32	0.88	1.07
Diluted earnings per Class A Common Stock	0.21	0.32	0.88	1.06
Diluted earnings per Class B Common Stock	0.20	0.31	0.86	1.05

Cash dividends declared per share:
Class A Common Stock	0.110	0.094	0.314	0.268
Class B Common Stock	0.100	0.086	0.286	0.244

Performance Ratios:
Return on average assets (ROA) from continuing operations	0.54%	0.90%	0.80%	1.06%
Return on average assets	0.54	0.95	0.80	1.07
Return on average equity (ROE) from continuing operations	7.00	11.14	10.20	13.28
Return on average equity	7.00	11.74	10.20	13.41
Efficiency ratio from continuing operations(4)	73	64	66	61

Yield on average earning assets	6.52	6.46	6.75	6.49
Cost of interest-bearing liabilities	4.23	4.00	4.17	3.73
Net interest spread	2.29	2.46	2.58	2.76
Net interest margin	2.88	3.08	3.21	3.36

Asset Quality Ratios:
Loans on non-accrual status	9,156	5,435	9,156	5,435
Loans past due 90 days or more and still on accrual	2,948	205	2,948	205
Total non-performing loans	12,104	5,640	12,104	5,640
Other real estate owned	102	256	102	256
Total non-performing assets	12,206	5,896	12,206	5,896
Non-performing loans to total loans	0.51%	0.25%	0.51%	0.25%
Allowance for loan losses to total loans	0.51	0.49	0.51	0.49
Allowance for loan losses to non-performing loans	100	193	100	193
Net loan charge-offs to average loans (from continuing operations)	0.07	—	0.25	0.09
Delinquent loans to total loans(5)	0.76	0.53	0.76	0.53

Other Information:
End of period full-time equivalent employees	719	672	719	672
Number of banking centers at period end	38	35	38	35

Republic Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release (continued)

Balance Sheet Data

	Quarterly Comparison
	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30 2006
Assets:
Cash and cash equivalents	$73,674	$72,585	$78,447	$81,613	$66,145
Investment securities	600,263	584,347	525,077	561,772	510,974
Mortgage loans held for sale	4,430	16,430	12,914	5,724	1,530
Loans	2,394,584	2,333,844	2,307,121	2,298,888	2,221,509
Allowance for loan losses	(12,102)	(11,157)	(11,487)	(11,218)	(10,857)
Federal Home Loan Bank stock, at cost	23,955	23,955	23,453	23,111	22,666
Premises and Equipment, net	38,587	36,833	36,019	36,560	31,981
Goodwill	10,025	10,025	10,025	10,016	—
Other assets and interest receivable	37,501	39,385	40,268	40,321	32,796
Total assets	$3,170,917	$3,106,247	$3,021,837	$3,046,787	$2,876,744

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$289,699	$293,383	$306,923	$279,026	$282,134
Interest-bearing deposits	1,444,610	1,381,938	1,398,240	1,413,696	1,265,120
Total deposits	1,734,309	1,675,321	1,705,163	1,692,722	1,547,254

Securities sold under agreements to repurchase and other short-term borrowings	353,283	434,276	445,055	401,886	304,246
Federal Home Loan Bank advances	769,637	684,683	548,528	646,572	725,732
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	28,478	28,295	37,418	27,019	25,825
Total liabilities	2,926,947	2,863,815	2,777,404	2,809,439	2,644,297

Stockholders’ equity	243,970	242,432	244,433	237,348	232,477
Total liabilities and Stockholders’ equity	$3,170,917	$3,106,247	$3,021,837	$3,046,787	$2,876,774

Average Balance Sheet Data from Continuing Operations

	Quarterly Comparison
	Sept. 30 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30 2006
Assets:
Federal funds sold and other	$8,247	$4,378	$10,266	$21,076	$15,474
Investment securities	628,712	583,385	579,516	594,836	492,363
Loans and fees	2,372,182	2,326,645	2,333,647	2,275,539	2,204,309
Total earning assets	3,009,141	2,914,408	2,923,429	2,891,451	2,712,146
Total assets	3,135,008	3,040,452	3,050,905	3,019,196	2,825,716

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$278,836	$286,827	$307,179	$279,144	$275,426
Interest-bearing deposits	1,456,983	1,383,872	1,387,040	1,372,028	1,299,197
Securities sold under agreements to repurchase and other short-term borrowings	423,694	448,865	432,698	427,736	345,156
Federal Home Loan Bank advances	664,279	603,860	607,375	638,459	609,548
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,586,196	2,477,837	2,468,353	2,479,463	2,295,141
Stockholders’ equity	241,720	244,781	239,182	234,613	228,112

Republic Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release (continued)

Income Statement Data

	Quarterly Comparison
	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006

Total interest income(6)	$49,033	$47,933	$52,426	$46,614	$43,778
Total interest expense	27,368	25,924	25,177	25,590	22,925
Net interest income	21,665	22,009	27,249	21,024	20,853

Provision for loan losses	1,376	147	3,680	289	110

Service charges on deposit accounts	4,870	4,658	4,152	4,462	4,291
Electronic refund check fees	77	683	3,429	148	3
Net RAL securitization income	11	1,095	2,607	240	113
Mortgage banking income	905	604	542	717	657
Debit card interchange fee income	1,105	1,107	1,004	970	935
Gain on sale of securities	—	—	—	300	—
Other	538	661	400	526	483
Total non interest income	7,506	8,808	12,134	7,363	6,482

Salaries and employee benefits	11,051	11,309	12,343	9,447	9,541
Occupancy and equipment, net	4,461	4,287	4,047	4,608	3,550
Communication and transportation	859	754	948	855	593
Marketing and development	815	846	821	731	543
Bankshares tax	629	630	663	254	546
Data processing	679	642	586	541	536
Debit card interchange expense	591	573	517	465	425
Supplies	391	450	458	324	289
Other	1,802	2,039	2,587	2,041	1,539
Total non interest expenses	21,278	21,530	22,970	19,266	17,562

Income from continuing operations before income tax expense	6,517	9,140	12,733	8,832	9,663
Income tax expense from continuing operations	2,285	3,171	4,427	2,896	3,309

Income from continuing operations before discontinued operations, net of income tax expense	4,232	5,969	8,306	5,936	6,354

Income from discontinued operations before income tax expense	—	—	—	14	522

Income tax expense from discontinued operations	—	—	—	4	182

Income from discontinued operations, net of income tax expense(2)	—	—	—	10	340

Net income	$4,232	$5,969	$8,306	$5,946	$6,694

Republic Bancorp, Inc. Financial Information
Third Quarter 2007 Earnings Release (continued)

	Four Quarter Comparison
	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Per Share Data(3):
Basic average shares outstanding	20,336	20,617	20,602	20,537	20,510
Diluted average shares outstanding	20,617	21,013	21,196	21,161	21,060

End of period shares outstanding:
Class A Common Stock	17,930	18,099	18,266	18,242	18,171
Class B Common Stock	2,347	2,349	2,350	2,350	2,351

Book value per share	$12.03	$11.86	$11.86	$11.53	$11.33

Earnings per share from continuing operations:
Basic earnings per Class A Common Stock	0.21	0.29	0.40	0.29	0.31
Basic earnings per Class B Common Stock	0.20	0.28	0.40	0.28	0.30
Diluted earnings per Class A Common Stock	0.21	0.28	0.39	0.28	0.30
Diluted earnings per Class B Common Stock	0.20	0.28	0.38	0.27	0.29

Earnings per share from discontinued operations(2):
Basic earnings per Class A Common Stock	0.00	0.00	0.00	0.00	0.02
Basic earnings per Class B Common Stock	0.00	0.00	0.00	0.00	0.02
Diluted earnings per Class A Common Stock	0.00	0.00	0.00	0.00	0.02
Diluted earnings per Class B Common Stock	0.00	0.00	0.00	0.00	0.02

Earnings per share:
Basic earnings per Class A Common Stock	0.21	0.29	0.40	0.29	0.33
Basic earnings per Class B Common Stock	0.20	0.28	0.40	0.28	0.32
Diluted earnings per Class A Common Stock	0.21	0.28	0.39	0.28	0.32
Diluted earnings per Class B Common Stock	0.20	0.28	0.38	0.27	0.31

Cash dividends declared per share:
Class A Common Stock	0.110	0.110	0.094	0.094	0.094
Class B Common Stock	0.100	0.100	0.086	0.086	0.086

Performance Ratios:
Return on average assets (ROA) from continuing operations	0.54%	0.79%	1.09%	0.79%	0.90%
Return on average assets	0.54	0.79	1.09	0.79	0.95
Return on average equity (ROE) from continuing operations	7.00	9.75	13.89	10.12	11.14
Return on average equity	7.00	9.75	13.89	10.14	11.74
Efficiency ratio from continuing operations(4)	73	70	58	68	64

Yield on average earning assets	6.52	6.58	7.17	6.45	6.46
Cost of interest-bearing liabilities	4.23	4.18	4.08	4.13	4.00
Net interest spread	2.29	2.40	3.09	2.32	2.46
Net interest margin	2.88	3.02	3.73	2.91	3.08

Asset Quality Data:
Loans on non-accrual status	9,156	6,834	6,039	5,980	5,435
Loans past due 90 days or more and still on accrual	2,948	2,483	815	413	205
Total non-performing loans	12,104	9,317	6,854	6,393	5,640
Other real estate owned	102	406	213	547	256
Total non-performing assets	12,206	9,723	7,067	6,940	5,896
Non-performing loans to total loans	0.51%	0.40%	0.30%	0.28%	0.25%
Allowance for loan losses to total loans	0.51	0.48	0.50	0.49	0.49
Allowance for loan losses to non-performing loans	100	120	168	175	193
Net loan charge-offs to average loans (from continuing operations)	0.07	0.08	0.58	(0.01)	—
Delinquent loans to total loans(5)	0.76	0.70	0.50	0.49	0.53

Other Information:
End of period full-time equivalent employees	719	718	729	698	672
Number of banking centers at period end	38	38	38	38	35

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between banking operations, mortgage banking operations and Tax Refund Solutions. The Company substantially exited the deferred deposit business during the first quarter of 2006; therefore, its segment operations are presented as discontinued operations. Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from Tax Refund Solutions; and fees for providing deferred deposits or payday loans have historically represented the primary revenue source for the deferred deposit segment. All Company segments are domestic. Segment information for the three and nine month periods ended September 30, 2007 and 2006 follows:

	Three Months Ended September 30, 2007
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations
Net interest income	$21,517	$52	$96	$21,665	$—
Provision for loan losses	1,530	(154)	—	1,376	—
Electronic Refund Check fees	—	77	—	77	—
Net RAL Securitization Income	—	11	—	11	—
Mortgage banking income		—	905	905	—
Other revenue	6,732	(11)	(208)	6,513	—
Income tax expense (benefit)	2,546	(466)	205	2,285	—
Net income (loss)	4,738	(889)	383	4,232	—
Segment assets	3,163,110	3,294	4,513	3,170,917	—
Net interest margin	2.88%	9.11%	2.76%	2.88%	—

	Three Months Ended September 30, 2006
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations
Net interest income	$20,620	$143	$90	$20,853	$3
Provision for loan losses	395	(285)	—	110	(33)
Electronic Refund Check fees	—	3	—	3	—
Net RAL Securitization Income	—	113	—	113	—
Mortgage banking income	—	—	657	657	—
Other revenue	5,984	6	(281)	5,709	500
Income tax expense (benefit)	3,443	(228)	94	3,309	182
Net income (loss)	6,554	(379)	179	6,354	340
Segment assets	2,872,354	2,787	1,603	2,876,744	—
Net interest margin	3.06%	32.78%	3.33%	3.08%	—

	Nine Months Ended September 30, 2007
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations
Net interest income	$63,788	$6,829	$306	$70,923	$—
Provision for loan losses	1,910	3,293	—	5,203	—
Electronic Refund Check fees	—	4,189	—	4,189	—
Net RAL securitization income	—	3,713	—	3,713	—
Mortgage banking income	—	—	2,051	2,051	—
Other revenue	19,272	(65)	(712)	18,495	—
Income tax expense	7,195	2,345	343	9,883	—
Net income	13,472	4,392	643	18,507	—
Segment assets	3,163,110	3,294	4,513	3,170,917	—
Net interest margin	2.91%	56.09%	2.63%	3.21%	—

	Nine Months Ended September 30, 2006
(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Continuing Operations	Discontinued Operations
Net interest income	$61,318	$5,734	$222	$67,274	$498
Provision for loan losses	1,634	379	—	2,013	(353)
Electronic Refund Check fees	—	3,954	—	3,954	—
Net RAL securitization income	—	2,531	—	2,531	—
Mortgage banking income	—	—	1,599	1,599	—
Other revenue	16,821	13	(581)	16,253	500
Income tax expense	8,924	2,669	229	11,822	120
Net income	16,742	5,008	430	22,180	225
Segment assets	2,872,354	2,787	1,603	2,876,744	—
Net interest margin	3.09%	63.25%	3.59%	3.36%	—

Detail of Net RAL securitization income follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2007	2006	2007	2006
Net gain on sale of RALs	$5	$—	$2,261	$2,022
Increase in securitization residual	6	113	1,452	509
Net RAL securitization income	$11	$113	$3,713	$2,531

(1) — The amount of loan fee income included in total interest income was $980,000 and $971,000 for the quarters ended September 30, 2007 and 2006. The amount of loan fee income included in total interest income was $9.0 million and $7.9 million for the nine months ended September 30, 2007 and 2006.

(2) — Represents the Company substantially exiting the payday loan segment of business during the first quarter of 2006.

(3) — Prior period amounts have been restated to reflect the 5% stock dividend declared in the first quarter of 2007.

(4) — Equals total non-interest expense divided by the sum of net interest income and non interest income.

(5) — Equals total loans over 30 days past due divided by total loans.

(6) — The amount of loan fee income included in total interest income per quarter was as follows: $980,000 (September 30, 2007), $1.7 million (June 30, 2007), $6.3 million (March 31, 2007), $888,000 (December 31, 2006) and $971,000 (September 30, 2006).